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                                                                     EXHIBIT 4.2



                              SERVICE EXPERTS, INC.

                                       and

                         SUNTRUST BANK, NASHVILLE, N.A.
                                   as Trustee


                                ----------------


                          First Supplemental Indenture

                          Dated as of February 2, 1999


                                ----------------


              Supplement to Indenture dated as of February 2, 1999







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                          FIRST SUPPLEMENTAL INDENTURE

         FIRST SUPPLEMENTAL INDENTURE, dated as of February 2, 1999, between Service Experts, Inc., a Delaware corporation (hereinafter called the "Company"), having its principal office at Six Cadillac Drive, Suite 400, Nashville, Tennessee 37027, and SunTrust Bank, Nashville, N.A., a national banking association organized under the laws of the United States of America (hereafter called the "Trustee"), having a Corporate Trust Office at 424 Church Street, 6th Floor, SunTrust Financial Center, Nashville, Tennessee 37219, as Trustee under the Indenture (as hereinafter defined).

                                    RECITALS

                  WHEREAS, the Company and the Trustee have as of February 2, 1999 entered into an Indenture (hereinafter called the "Indenture"), providing for the issuance by the Company from time to time of its subordinated debt securities evidencing its unsecured and subordinated indebtedness (the "Securities");

                  WHEREAS, no Securities have been issued under the Indenture;

                  WHEREAS, the Company desires to issue a new series of subordinated debt securities under the Indenture, the "Notes" (as defined below), and has duly authorized the creation of the Notes and the execution and delivery of this First Supplemental Indenture to modify the Indenture and provide certain additional provisions as hereinafter described; and

                  WHEREAS, the Company and the Trustee deem it advisable to enter into this First Supplemental Indenture for the purposes of providing for the rights, obligations and duties of the Trustee with respect to the Notes and to set forth certain specific provisions with respect thereto;

                  NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE ONE

                              CREATION OF THE NOTES

                  Section 1.01. Pursuant to the terms hereof and the Indenture, the Company hereby creates a series of its Notes known as the "Subordinated Convertible Notes," which series of Notes shall be deemed Securities for all purposes of the Indenture.

                  Section 1.02. The definitive form of the Notes shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The Notes shall bear interest, be payable and have such other terms as are stated in the form of definitive Note or in the Indenture, as supplemented by this First







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Supplemental Indenture. The Notes shall be convertible into shares of the Common
Stock of the Company under the terms and conditions stated in the form of definitive Note.

                  Section 1.03. The Notes shall not exceed $50,000,000 in aggregate principal amount, and may, upon the execution and delivery of this First Supplemental Indenture or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its Chairman, President or a Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, without further action by the Company.

                  Section 1.04. The Trustee's certificate of authentication to be borne by the Notes shall be substantially of the tenor and purport as provided in the Indenture.

                                   ARTICLE TWO

                    APPOINTMENT OF THE TRUSTEE FOR THE NOTES

                  Section 2.01. Pursuant and subject to the Indenture, the Company and the Trustee hereby constitute the Trustee as trustee to act on behalf of the Holders of the Notes, effective upon execution and delivery of this First Supplemental Indenture. By execution, acknowledgment and delivery of this First Supplemental Indenture, the Trustee hereby accepts appointment as trustee with respect to the Notes, and agrees to perform such trusts upon the terms and conditions set forth in the Indenture and in this First Supplemental Indenture.

                  Section 2.02. Any rights, powers, duties and obligations by any provisions of the Indenture conferred or imposed upon the Trustee shall, insofar as permitted by law, be conferred or imposed upon and exercised or performed by the Trustee with respect to the Notes.


                                  ARTICLE THREE

                                EVENTS OF DEFAULT

                  Pursuant to Section 501 of the Indenture, so long as any of the Notes are Outstanding, the following events shall replace Sections 501(1), 501(2), 501(7) and 501(8), respectively, of the Indenture as an Event of Default with respect to any series of the Notes:

                  501(1) default in the payment of any interest upon or any Additional Amounts payable in respect of any Security of or within that series or of any coupon appertaining thereto, when such interest, Additional Amounts or coupon becomes due and payable, and continuance of such default for a period of 30 days after written notice of default shall have been received by the Company from the holder of the Note.

                  501(2) default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Security of that series when it becomes due and payable at





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is Maturity and continuance of such default for a period of 30 days after written notice of default shall have been received by the Company from the holder of the Note.

                  501(7) if the Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any custodian, trustee, receiver or liquidator of the Company or such subsidiary or of all or any substantial part of the properties of the Company or such subsidiary, or if the Company or its directors or majority shareholders shall take any action looking to the dissolution or liquidation of the Company; or

                  501(8) if, within sixty (60) days after the commencement of an involuntary bankruptcy proceeding or other action against the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company or any custodian, trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointments shall not have been vacated;

then, and in any such Event of Default, the holder thereof may at any time (unless all defaults shall theretofore have been remedied) at its option, by written notice to the Company, declare the Note to be due and payable, whereupon the Note shall forthwith mature and become due and payable, together with interest accrued and unpaid hereon, without presentment, demand, protest or notice, all of which are hereby waived.


                                  ARTICLE FOUR

                                  MISCELLANEOUS

                  Section 4.01. Each and every term and condition contained in the Indenture shall apply to this First Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this First Supplemental Indenture. As supplemented by this First Supplemental Indenture, the Indenture shall be read, taken and construed as one and the same instrument; provided, however, that the rights, duties and obligations of the Trustee in this First Supplemental Indenture shall be limited to those matters expressly relating to the Notes.

                  Section 4.02. Nothing contained in this First Supplemental Indenture shall or shall be construed to confer upon any person other than a Holder of the Notes, the






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Company and the Trustee any right or interest to avail itself or himself, as the case may be, of any benefit under any provision of the Indenture or this First Supplemental Indenture.

                  Section 4.03. All capitalized terms which are used herein and not otherwise defined herein are defined in the Indenture and are used herein with the same meanings as in the Indenture.

                  Section 4.04. This First Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

                  Section 4.05. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of Tennessee.

                  Section 4.06. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  Section 4.07. This First Supplemental Indenture shall cease to be of further effect upon compliance with Section 401 of the Indenture with respect to the Notes created hereby.





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                  IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.


SERVICE EXPERTS, INC.



By: /s/ Alan R. Sielbeck                            Dated:  February 2, 1999
    --------------------------------------
Name: Alan Sielbeck
     -------------------------------------
Title: Chief Executive Officer
      ------------------------------------


SUNTRUST BANK, NASHVILLE, N.A.,
  as Trustee



By:  /s/ Faye McQuiston                             Dated:  February 2, 1999
    --------------------------------------
Name: Faye McQuiston
     -------------------------------------
Title: Assistant Vice President
      ------------------------------------







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                                 ACKNOWLEDGMENT


STATE OF TENNESSEE
                                                           ) ss:
COUNTY OF DAVIDSON


                  On the 2nd day of February, 1999, before me personally came Alan Sielbeck, to me known, who, being by me duly sworn, did depose and say that he is the Chief Executive Officer of SERVICE EXPERTS, INC., one of the parties described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors.

[Notarial Seal]


 /s/ Joyce Maree Taylor
-------------------------------------
Notary Public
Commission Expires 5-20-01



STATE OF TENNESSEE
                                                           ) ss:
COUNTY OF DAVIDSON


                  On the 2nd day of February, 1999, before me personally came Faye McQuiston, to me known, who, being by me duly sworn, did depose and say that he/she is a Assistant Vice President of SunTrust Bank, Nashville, N.A., one of the parties described in and which executed the foregoing instrument, and that he/she signed his/her name thereto by authority of the Board of Directors.

[Notarial Seal]


 /s/ Tamara W. Fogarty
-------------------------------------
Notary Public
Commission Expires 7-24-99







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